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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Robbins & Myers, Inc. 2004 Stock Incentive Plan of our report dated October 5, 2004 with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. included in its Annual Report on Form 10-K for the year ended August 31, 2004, filed with the Securities and Exchange Commission.



Dayton, Ohio                                          /s/ Ernst & Young LLP
                                                      -------------------------
January 7, 2005                                           Ernst & Young LLP